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                                                                   Exhibit 10.16

                           CARRIER SERVICES AGREEMENT

This Carrier Services Agreement ("Agreement") is entered into as of this 21st day of June, 1999 by and between FORVAL INTERNATIONAL TELECOM, INC., a New Jersey corporation ("FORVAL") with its principal offices at 50 Tice Blvd., Woodcliff Lakes, N.J. 07675, and CALLNOW.COM, INC ("Customer"), a Delware corporation, with its principal offices at 50 Broad St. - 5th Floor, New York, NY 10004. FORVAL and CALLNOW.COM, INC. may be referred to collectively as "PARTIES", and singularly as a "PARTY".

SECTION 1. SERVICES

1.1 SERVICES PROVIDED. FORVAL agrees to provide and Customer agrees to accept switched telecommunications services ("Services" or "Service") as described in the Service Schedule(s) identified herewith, subject to the terms of this Agreement.

SECTION 2: TERMS & CONDITIONS

2.1 EFFECTIVE DATE; TERM The term of this Agreement (the "Term") shall commence as of the date first written above (the "EFFECTIVE DATE") and shall continue until terminated by either Party in accordance with the terms herein.

2.2 START OF SERVICE The obligations of the Parties hereunder shall commence with respect to any Service as of the date Service becomes available ("Start of Service"). Start of Service for particular Service shall be as further described in the relevant Service Schedule(s)

SECTION 3. TARIFFS AND SERVICE SCHEDULE

3.1 TARIFF AND SERVICE SCHEDULES Service requested by Customer hereunder shall be requested on FORVAL Service Schedule forms (substantially in the form attached hereto) and subscribed to by authorized representatives of Customer and FORVAL (the "Service Schedule"). Each Service Schedule shall reference this Agreement and shall become a part of this Agreement to the extent that it describes the Service; Requested Service Date; Service Interconnection, if any, relevant to the Service in question; charges: specific Service terms; and other information necessary for FORVAL to provide Service to Customer.

SECTION 4. SERVICE INTERCONNECTIONS

4.1 INTERCONNECTION OF CUSTOMER FACILITIES In order to receive Service from FORVAL hereunder, Customer must establish dedicated DS-1 circuits between Customer's network and FORVAL's designated network location meet point ("POP") as specified in the Service Schedule(s).

4.2 CIRCUIT UTILIZATION Customer must provide a minimum "Average Utilization" on each DS-1 Service Interconnection circuit (or DS-1 equivalent) at each FORVAL POP of not less than 100,000 minutes of usage per calendar month (or prorated month) for each month of the Minimum Service Term. For the purposes of calculation, the total usage of all circuits at each POP will be aggregated in order to calculate the Average Utilization per circuit. In the event Customer fails to meet the 100,000 minutes minimum Average Utilization per circuit in any given month, Forval reserves the right to cancel the affected ports with thirty
(30) days advanced written notice to Customer.

SECTION 5. CARRIER SERVICE RATES, COMMITMENTS AND DISCOUNTS

5.1 CARRIER SERVICE INTERNATIONAL AND DOMESTIC OUTBOUND USAGE RATES. Base usage rates ("Base Rates") for International and Domestic Outbound calls are specified in Schedule A. Base Rates are the amounts charged by Forval before the addition of any taxes, surcharges or other fees.


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5.2      BILLING. Unless otherwise specified in the Terms & Conditions section of schedule A, FORVAL will calculate the length of each International Outbound call based upon a minimum billing period of 30 seconds with rounding to the next higher 6 second period, Domestic Outbound calls based upon a minimum billing period of 6 seconds with rounding to the next higher 6 seconds, and calls to Mexico will be based upon a minimum billing period of 60 seconds with rounding to the next higher 60 seconds.

5.3 RATE INCREASE FORVAL shall have the right to increase the rates hereunder on 7 days written notice to Customer at any time over the course of the Service Term, unless otherwise stated in the Terms Conditions section of Schedule A.

5.4 NO OTHER DISCOUNTS. Customer will receive no other discounts, credits, or bonuses that are not expressly provided for in this Agreement.

SECTION 6. BILLING CHARGES AND PAYMENT TERMS:

6.1 CHARGES FORVAL shall invoice Customer on a weekly basis, or upon such other basis as may be mutually agreed to by the Parties following Start of Service. Services shall be billed at the rates and charges set out herein and in the applicable Schedules. FORVAL shall invoice Customer by facsimile, U.S. mail, or Overnight Mail service on or about the third business day after the close of each billing cycle for the Services and for any other sums due FORVAL. Each Invoice ("Invoice") shall detail: (i) the amount due FORVAL, or the credit due Customer, as applicable; and (ii) any other sums due FORVAL in accordance with this Agreement.

6.2 PAYMENT Payment for each invoice shall be due (the "Due Date") no later than five (5) calendar days from the Invoice Date. Any invoice not paid by the Due Date shall bear late payment fees at the rate of 1-1/2% per month (or such lower amount as may be justified by law) until paid.

6.3 TAXES Customer acknowledges and understands that all charges stated in Service Schedules are computed by FORVAL exclusive of any applicable use, excise, gross receipts, sales and privilege taxes, duties, fees or other taxes or similar liabilities (other than general income or property taxes), including but not limited to those related to universal service or pursuant to similar regulatory, federal or state laws, whether charged to or against FORVAL or Customer because of the Service furnished to Customer ("Additional Charges"). Such Additional Charges shall be invoiced by FORVAL, and, unless Customer is exempt therefrom, paid by Customer, in addition to all other charges provided for herein.

6.4 FRAUDULENT USAGE Customer understands that FORVAL may have no ability to prevent fraudulent use of Service by third parties, and therefore, as between Customer and FORVAL, Customer shall be solely responsible hereunder for protecting against fraudulent use of the Service. Further, Customer shall be responsible for paying for all usage of the Service hereunder, whether such usage was fraudulent or otherwise, i.e., claims of fraudulent usage, other than that which may result from FORVAL's gross negligence or intentional misconduct, shall not constitute a valid basis for dispute of an Invoice.

6.5 BILLING DISPUTES The Parties agree that time is of the essence for payment of all Invoices; provided, however, that Customer may withhold payment of amounts disputed in good faith pending resolution of such dispute. If an Invoice is not paid in full, Customer shall provide written notice and supporting documentation for any good-faith dispute it may have with that Invoice ("Dispute") at the time payment is made. In addition, the Customer shall have sixty (60) days after the Invoice Due Date to notify Forval of any billing disputes. Customer shall provide written notice and supporting documentation for any good-faith dispute it may have with that Invoice ("Dispute") within this sixty (60) day period. If Customer does not report a Dispute with this sixty
(60) day period, then Customer shall have waived its dispute right for that Invoice. FORVAL will use reasonable efforts to resolve timely Disputes within 30 days after its receipt of the Dispute notice. If a Dispute is not resolved within the 30-business-day period to Customer's satisfaction, then at Customer's request the Dispute will be escalated to an executive officer of FORVAL. If the Dispute is not resolved within 15 days after such escalation, then either Party may

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commence and action in accordance with Section 12.2 below, provided that the prevailing Party in such action shall be entitled to payment of its reasonable attorney fees and costs by the other Party.

6.6 SUSPENSION OF SERVICE In the event that prepayment is not received from Customer by the Due Date, FORVAL shall have the right, without written notice, to immediately suspend all or any portion of the Service to Customer until such time as Customer has paid in full all charges then due, including any late fees. Following such payment, FORVAL shall be required to reinstate Service to Customer only upon the provision by Customer to FORVAL of Customer's advance payment of the direct cost to FORVAL from third parties for such costs required to reinstate Service. If Customer fails to make such payment by a date reasonably determined by FORVAL, Customer will be deemed to have canceled the suspended Service effective retroactively as of the date of such suspension.

6.7 CREDIT Customer's execution of this Agreement signifies Customer's acceptance of FORVAL's initial and continuing reasonable credit approval procedures and policies. FORVAL reserves the right to withhold initiation or full implementation of Service under this Agreement pending initial satisfactory credit review and approval thereof which may be conditioned upon terms specified by FORVAL, including but not limited to, security for payments due hereunder in the form of a cash deposit, guarantee, irrevocable letter of credit or other means. Customer and FORVAL hereby mutually agree to establish a credit line in the amount of $15,000 between them. This credit line is the maximum "NET BALANCE" that shall be due to either Party by the other Party at any given time based upon the aggregate amount of both past due amounts and current usage (defined as usage for Services that have been used but are yet unbilled and unpaid) of Services. At the time that either Party begins to reach this Net Balance due to the other Party of $15,000, then the Party owing the unfavorable Net Balance hereby agrees to immediately wire sufficient funds to the other Party's bank account for an amount sufficient to keep the unfavorable Net Balance due to an amount less than the $15,000 maximum credit amount. If the Party owing the unfavorable Net Balance does not take action to wire sufficient funds, then the Party to whom the Net Balance is due shall have the right, after giving 24 hour written notice to the owing Party, to immediately suspend service to the owing Party at the point where the Net Balance due reaches the maximum credit limit of $15,000. Customer understands and agrees that this credit line is NOT a substitute for payment of invoices by the due date, regardless of whether or not the Customer has or has not reached the maximum $15,000 Net Balance amount.

FORVAL's obligation to provide Service to Customer shall not commence until thirty days after Customer has returned to FORVAL an executed agreement, or Customer has provided to FORVAL a security deposit as required by this Section 6.7, whichever occurs later.

7. TERMINATION RIGHTS

7.1 REGULATORY CHANGES If the FCC, any state or other regulatory agency or court of competent jurisdiction elects to implement or enforce a rule, regulation, law or order which has the effect of canceling, changing, or superseding any material term or provision of this Agreement (collectively "Regulatory Requirement"), then this Agreement shall be deemed modified in such a way as the Parties mutually agree is consistent with the form, intent and purpose of this Agreement and as is necessary to comply with such Regulatory Requirement. Should the Parties not be able to agree on modifications necessary to comply with a Regulatory Requirement within 30 days after the Regulatory Requirement is implemented or enforced, then upon written notice either Party may, to the extent practicable, terminate that portion of this Agreement impacted by the Regulatory Requirement enforcement.

7.2 DISSOLUTION OF CORPORATION AND NON-PAYMENT Either Party may terminate this Agreement upon the other Party's insolvency, dissolution or cessation of business operations. FORVAL may terminate this Agreement for Customer's failure to pay any Invoice by the Due Date within 2 business days following Customer's receipt of written notice of such delinquency from FORVAL.

7.3 BREACH OF AGREEMENT In the event of a breach of any material term or condition of this Agreement by a Party (other than failure to pay which is covered under Section 7.2 above), the other Party may terminate this Agreement upon 30 days written notice, unless the breaching Party cures the breach during the 30 day period. If the breach is of a type that cannot reasonably be cured within a 30 day period,

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the parties shall negotiate in good faith regarding the breaching Party's efforts to effect a cure, and the Parties may address such a breach by executing a written waiver of this paragraph; provided, however, that in the event that such good faith negotiation fails, and if the Parties do not execute such a written waiver of this paragraph, then the non-breaching Party may terminate this Agreement effective upon written notice to the breaching Party.

         7.3.1 Upon any material breach by Customer after expiration of all applicable notice and cure periods, FORVAL may at its sole option do any or all of the following:

         (i)   cease accepting traffic;
         (ii) cease all electronically and manually generated information and reports;
         (iii) draw on any letter of credit, security deposit or other assurance of payment and enforce interest provider by Customer;
         (iv)  terminate this Agreement and Service without liability to FORVAL;
         (v) pursue such other legal or equitable remedy or relief as may be appropriate.

7.4 NETWORK PROTECTION In the event Customer's Service traffic volumes (or traffic distribution patterns to individual cities and countries) results in a lower than industry standard completion rate, severely abnormal or disproportionate distribution of traffic by city, or other similar abnormality which adversely affects the FORVAL network (including, but not limited to looping situations where Customer's traffic is delivered by FORVAL to another carrier for termination and ultimately returned to FORVAL), FORVAL reserves the right to block and refuse to accept such adverse traffic at any time, without prior notice or liability.

SECTION 8. WARRANTIES AND FORCE MAJEURE

8.1 WARRANTY Service shall be provided by FORVAL in accordance with the applicable technincal standards established for call transport by the telecommunications industry. FORVAL MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO TRANSMISSION, EQUIPMENT OR SERVICE PROVIDED THEREUNDER, AND EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR FUNCTION.

8.2 FORCE MAJEURE Other than with respect to failure to make payments due hereunder for Service actually provided, neither Party shall be liable under this Agreement for delays, failures to perform, damages, losses or destruction, or malfunction of any equipment, or any consequence thereof, caused or occasioned by, or due to fire, earthquake, flood, water, the elements, labor disputes or shortages, utility curtailments, power failures, explosions, civil disturbances, governmental actions, shortages of equipment or supplies, unavailability of transportation, acts or omissions of third parties.

SECTION 9. LIMITATION OF LIABILITY

9.1 DEFECTS IN TRANSMISSION In no event shall FORVAL be liable to Customer, any of Customer's own customers or any other third party in any respect, including, without limitation, for any damages, either direct, indirect, consequential, special, incidental, actual, punitive, or any other damages, or for any lost profits of any kind or nature whatsoever, arising out of mistakes, accidents, errors, omissions, interruptions, or defects or delays in transmission of Service, including but not limited to those which may be caused by regulatory or judicial authorities. FORVAL'S sole liability to Customer in the event of mistakes, accidents, errors, omissions, interruptions, defects or delays in transmission of Service (individually and collectively "Defects"), other than Defects arising out of or resulting from FORVAL's gross negligence or intentional misconduct, shall be to credit to Customer any amounts due from or paid by Customer hereunder for Service not provided at all or not provided in accordance with the standards described in Section 8.1 above.
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9.2      NO CONSEQUENTIAL DAMAGES In no event shall either Party be liable to the other Party for incidental and consequential damages, loss of goodwill, or other claims for indirect damages in any manner related to this Agreement or the Services.

9.3 INDEMNIFICATION Notwithstanding any of the provisions of this Agreement which may be construed to the contrary, each party will indemnify the other Party, its directors, officers, employees, agents and representatives ("Indemnified Parties"), and save them harmless from and against any and all claims, actions, damages, liabilities and expenses (collectively "Losses") occasioned by any act or omission of such Party, its directors, officers, employees, agents or representatives or its carriers or clients relating to the performance of its obligation or use of the Service provided hereunder. If any Indemnified Party shall, without fault on its part, be made a party to any litigation commenced by or against such Indemnified Party or respective party, then the other Party shall protect and hold such Indemnified Party harmless, and shall pay all costs, expenses, losses, damages, settlement payments and reasonable attorney's fees incurred or paid by such Indemnified Party in connection with said litigation.

SECTION  10. ASSIGNMENT AND WAIVERS

10.1 ASSIGNMENT This Agreement shall not be assigned by either Party without written consent of the other Party, which shall not be unreasonably withheld. Notwithstanding the foregoing, either Party may, without the other Party's consent, assign this Agreement to a successor, affiliate, subsidiary, or to a corporation controlling or under the same control as such Party, provided that the assignee undertakes in writing to assume all obligations and duties of the assignor, the assignor shall thereafter be relieved of such obligations and duties except in connection with matters arising out of events occurring prior to the date of such undertaking.

10.2 WAIVERS Failure of either Party to enforce or insist upon compliance with the provisions of this Agreement shall not be construed as a general waiver or relinquishment of any provision or right under this Agreement.

SECTION 11. CONFIDENTIALITY & PROPRIETARY INFORMATION

11.1 PROPRIETARY INFORMATION Each Party agrees that all information furnished to it by the other Party, or to which it has access under this Agreement, shall be deemed the confidential and proprietary information or trade secrets (collectively referred to as "Proprietary Information") of the Disclosing Party and shall remain the sole and exclusive property of the Disclosing Party (the Party furnishing the Proprietary Information referred to as the "DISCLOSING PARTY" and the other Party referred to as the "RECEIVING PARTY"). Each Party shall treat the Proprietary Information and the contents of this Agreement in a confidential manner and, except to the extent necessary in connection with the performance of its obligations under this Agreement, or without the written consent of the Disclosing Party neither Party may directly or indirectly disclose the same to anyone other than its employees, attorneys or accountants, on a need to know basis, who agree to be bound by the terms of this Section.

11.2 CONFIDENTIALITY The confidentiality obligations of this Section 11 do not apply to any portion of the Proprietary Information which is (i) or becomes public knowledge through no fault of the Receiving Party; (ii) in the lawful possession of Receiving Party prior to disclosure to it by the Disclosing Party (as confirmed by the Receiving Party's records); (iii) disclosed to the Receiving Party without restriction on disclosure by a person who has the lawful right to disclose the information; or (iv) disclosed pursuant to the lawful requirements or request of a governmental agency or court of competent jurisdiction. If the Receiving Party is requested or legally compelled by a governmental agency or court of competent jurisdiction to disclose any of the Proprietary Information of the Disclosing Party, the Receiving Party agrees that it will provide the Disclosing Party with prompt written notice of such requests so that the Disclosing Party has the opportunity to pursue legal and equitable remedies regarding potential disclosure.


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SECTION 12: GOVERNING LAW AND ARBITRATION

12.1 GOVERNING LAW This Agreement is subject to the laws of New York, and shall be interpreted, construed, and enforced in all respects in accordance with the laws of New York. Customer hereby consents to the jurisdiction and venue of such courts and waives any right to object to such jurisdiction and venue.

12.2 ARBITRATION Any controversy, claim or dispute among the Parties, directly or indirectly, concerning this Agreement or the breach hereof or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by (i) arbitration which shall be held in accordance with the rules of the American Arbitration Association in New York, New York. One arbitrator shall be selected by Customer, one arbitrator shall be selected by FORVAL and one arbitrator shall be selected jointly by the first two arbitrators selected. The Parties severally agree to expedite the arbitration proceedings in every way, so that the arbitration proceedings shall be commenced within thirty days after request therefor is made, and shall continue thereafter, without interruption, and that the decision of the arbitrators should be handed down within thirty days after the hearings in the arbitration proceedings are closed. The arbitrators shall have the right and authority to assess the cost of the arbitration proceedings and to determine how their decisions or determination as to each issue or matter in dispute may be implemented or enforced. The decision in writing of any two of the arbitrators shall be binding and conclusive on all of the Parties to this Agreement. Should either Customer on the one hand, or FORVAL on the other hand, fail to appoint an arbitrator as required by this
         Section 12.2 within thirty days after receiving written notice from the other Party to do so, the arbitrator appointed by such other Party shall act for all of the Parties and his decision in writing shall be binding and conclusive on the Parties to this Agreement. Any decision or award of the arbitrators shall be final and conclusive on the Parties to this Agreement; there shall be no appeal therefrom other than for fraud or misconduct; judgment upon such decision or award may be entered in any competent court located in the United States of America or elsewhere; and application may be made to such court for confirmation of such decision or award for an order of enforcement and for any other legal remedies that may be necessary to effectuate such decision or award.

SECTION 13. TAXES AND ASSESSMENTS:

13.1 TAXES Customer agrees that FORVAL shall not be responsible for the collection and remittance of any governmental assessments, surcharges or fees pertaining to Customer's resale of the Services.

SECTION 14. REPRESENTATION

14.1 REPRESENTATION The parties acknowledge and agree that the relationship between them is solely that of independent contractors. Neither Party, nor its respective employees, agents or representatives, has any right, power or authority to act or create any obligation, express or implied, on behalf of the other Party.

SECTION 15. NOTICES

15.1 Notices All notices, including but not limited to, demands, requests and other communications required or permitted to be sent hereunder, shall be in writing and shall be deemed to be delivered when actually received, whether upon personal delivery or if sent by facsimile, mail or overnight delivery. All notices shall be addressed as follows, or to such other address as each of the Parties hereto may notify the other.


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FORVAL INTERNATIONAL TELECOM, INC.                  CALLNOW.COM, INC.
ATTN: Dean Cary                                     ATTN: Jordi Suarez
50 Tice Blvd.                                       50 Broad St - 5th Floor
Woodcliff Lakes, N.J. 07675                         New York, NY 10004
Facsimile: 201-802-0601                             Facsimile # 212-785-4561


SECTION 16. TRADE NAMES

16.1 TRADE NAMES Neither Party may use the name, logo, trade name, service marks, or printed materials of the other Party, or such Party's parent, subsidiary or affiliated companies, in any promotional or advertising material statement, document, press release or broadcast without the prior written consent of the other Party, which consent may be granted or withheld at the other Party's sole discretion.

SECTION 17. SURVIVAL OF PROVISIONS

17.1 SURVIVAL Any obligations of the Parties relating to moneys owed, as well as those provisions relating to confidentiality, assurances of payment, limitations on liability and indemnification, shall survive termination of this Agreement.

18.      UNENFORCEABILITY OF PROVISIONS:

18.1 UNENFORCEABILITY The illegality or unenforceability of any provision of this Agreement shall not affect the legality or enforceability of any other provision or portion. If any provision or portion of this Agreement is deemed illegal or unenforceable for any reason, there shall be deemed to be made such minimum change in such provision or portion as is necessary to make it valid and enforceable as so modified.

SECTION 19. ENTIRE AGREEMENT AND INTEGRATION

19.1 ENTIRE AGREEMENT This Agreement and all Exhibits, Schedules and other attachments incorporated herein, represent the entire agreement between the Parties with respect to the subject matter hereof and supersede and merge all prior agreements, promises, understandings, statements, representations, warranties, indemnities and inducements to the making of this Agreement relied upon by either Party, whether written or oral. No amendment or other modification to this Agreement shall be valid unless in writing and signed by both Parties.


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By its signature below, each Party acknowledges and agrees that sufficient allowance has been made for review of this Agreement by respective counsel and that each Party has been advised as to its legal rights, duties and obligations under this Agreement. Each Party has executed this Agreement as of the date first written above

FORVAL INTERNATIONAL TELECOM, INC.             CALLNOW.COM, INC.

By:_______________________________________     By: /s/ Christopher R . Seelbach
                  (Signature)                                  (Signature)

By:_______________________________________     By: Christopher R. Seelbach
                  (Print Name)                                 (Print Name)

Title:____________________________________     Title: COO

Date:_____________________________________     Date: 6/21/99


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                                SERVICE SCHEDULE
                            (FORVAL CARRIER SERVICE)

FORVAL International Telecom, Inc. (FORVAL) agrees to provide, and Customer agrees to accept, the FORVAL Service ("Carrier Service") subject to terms and conditions set forth herein and contained in certain Carrier Service Agreement between FORVAL and Customer dated this day of June, 1999. Neither the Customer nor FORVAL shall be obligated with respect to the Service described below until this Service Schedule is subscribed to by an authorized representative of Customer and FORVAL.

         FORVAL agrees to provide its Carrier Service to the locations described in Schedule A, and at rates set forth in Schedule A, and subject to the terms set forth in the Carrier Service Agreement.

         Start of Service for FORVAL Carrier Service will occur concurrently with the activation of each Service Interconnection relevant to the Service in question.

         It is understood that the dedicated DS-1 lines connecting the Customer's network to the FORVAL network POP will be the responsibility of the Customer. FORVAL's POP is located at 60 Hudson Street, Suite 1015, New York, NY unless otherwise specified below.

         FORVAL POP Location (if different than
         above):_______________________________________

         Customer Location: 2 MFS Local Loops at 60 Hudson Currently Connected to LDEXCHANGE To Be Moved To FORVAL

         Requested Service Date:  ASAP

         Service Interconnection Circuit Type/Quality:  T-1 or E-1  T-1 two

         Monthly Recurring Charge Per Circuit/Interconnection:  None



         ...its signature below, each Party acknowledges and agrees to the terms and conditions contained herein....Service Schedule. The Parties have executed this Service Schedule on the 18th day of June, 1999.


FORVAL INTERNATIONAL TELECOM, INC.              CALLNOW.COM, INC.

By:_______________________________________      By: /s/ Christopher R. Seelbach
                  (Signature)                                     (Signature)

By:_______________________________________      By: Christopher R. Seelbach
                  (Print Name)                                    (Print Name)

Title:____________________________________      Title: COO

Date:_____________________________________      Date: 6/21/99